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                                                                       EXHIBIT 5

                         OPINION OF CMS CAMERON MCKENNA

                                                                  5 January 2001

Gemini Genomics
162 Science Park
Milton Road
Cambridge
CB4 06H
England

    Dear Sirs,

    REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT") OF GEMINI GENOMICS PLC (THE "COMPANY")

    We have acted as your English legal advisers in connection with the registration under the United States Securities Act of 1933 (the "SECURITIES ACT") of up to 6,575,232 ordinary shares of nominal value of GBP 0.05 each of the Company (the "ORDINARY SHARES") to be issued pursuant to the Company Share Option Plan, the Individual Share Option Plans and the International Executive Share Option Plan (together, the "PLANS").

    For the purposes of this opinion, we have examined copies of the Registration Statement and the memorandum and articles of association of the Company in the form of Exhibits 3.1 and 3.2 to the Registration Statement on Form F-1 of the Company (File Number 333-12170) and resolutions of the Company passed on 17 March, 2000 as filed with the Registrar of Companies in England.

    For the purposes of this opinion, we have assumed: (i) the Plans are valid, binding and effective under the laws by which they are governed; (ii) the capacity, power and authority of all parties thereto to enter into and perform their obligations under the Plans; and (iii) the conformity to original documents of all documents examined by us as copies and the authenticity of all original documents, copies of which have been examined by us.

    On the basis of such examination and assumptions, we are of the opinion that the Ordinary Shares to be issued by the Company pursuant to and in accordance with the Plans will, when so issued, be validly issued and fully paid and will not be subject to further calls or contribution.

    This opinion: (i) relates solely to English law as applied by the English courts at the date hereof; (ii) speaks as of the date hereof as based on the documents identified above; (iii) is strictly limited to the matters stated herein and no opinion may be inferred or implied except as expressly stated herein; (iv) is given solely in connection with the registration of the Ordinary Shares under the Securities Act; and (v) is governed by, and shall be construed in accordance with, English law.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we belong to the category of persons whose consent is required under section 7 of the Securities Act.

Yours faithfully,
/s/ CMS Cameron McKenna
CMS CAMERON MCKENNA